                                SHAREHOLDERS AGREEMENT

    SHAREHOLDERS AGREEMENT, dated as of October 30, 1991 (as amended from time to time, this "Agreement"), by and among TCW Special Placements Fund III, a California limited partnership ("TCW"), TCW Capital, a California general partnership acting solely in its capacity as Investment Manager pursuant to an Investment Management Agreement dated as of June 19, 1989, TCW Capital, a California general partnership acting solely in its capacity as Investment Manager pursuant to an Investment Management Agreement dated as of April 18, 1990, Mezzanine Capital, a California general partnership (the former four entities, the "TCW Entities"), Jackson National Life Insurance Company, a Michigan corporation in its capacity as a Purchaser under the Securities Purchase Agreement (as defined below) ("Jackson"), Mezzanine Capital & Income Trust 2001 PLC, a trust organized under the laws of the United Kingdom ("MCIT"), the persons listed on the signature pages hereof as members of the Jordan Group (collectively the "Jordan Group"), Fannie May Holdings, Inc., a Delaware corporation ("Holdings") and Archibald Candy Corporation, an Illinois corporation ("the Company").

                                   R E C I T A L S

    WHEREAS, each of the TCW Entities, Jackson, MCIT and the Jordan Group is purchasing simultaneously with the execution hereof, certain shares of Class A common stock, par value $0.01 per share, Class B common stock, par value $0.01 per share, Class C common stock, par value $0.01 per share and Class D common stock, par value $0.01 per share, together, constituting, in the aggregate, all of the issued and outstanding common stock of Holdings; and

    WHEREAS, the parties believe it is in the best interests of Holdings and the parties to provide certain assurances relating to the governance of Holdings and the Company and to provide for certain restrictions on, and rights in the event of, certain transfers of Common Shares;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

    ARTICLE 1.  DEFINITIONS.

    Capitalized terms used herein but not defined herein shall have the meanings set forth in the Securities Purchase Agreement dated as of October 30, 1991 by and among Holdings, FMCAN and the persons listed on Schedule 1 thereto (the "Securities Purchase Agreement") and the following terms, as used herein, shall have the following respective meanings:

    "COMMON SHARE EQUIVALENTS" means any securities of Holdings that are convertible into or exercisable or exchangeable for Common Shares and any other options or rights to acquire Common Shares (Common Share Equivalents shall not include stock appreciation rights).

    "CONVERSION EVENT" means the conversion by Jackson of any of its Class B Common Shares into Class A Common Shares.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect.

    "HOLDER" means the Original Shareholders and each other Person who has agreed to be bound or is required to agree to be bound or otherwise becomes bound by the terms of this Agreement as a Holder pursuant to Sections 4(a) and 9(f).

    "NON-TRIGGERING SECURITIES" has the meaning set forth in Section 6(a).

    "OFFEREE" has the meaning set forth in Section 4(b)(i).

    "ORIGINAL SHAREHOLDERS" means the TCW Entities, Jackson, MCIT and each member of the Jordan Group.

    "PERMITTED TRANSFEREES" means, (x) in the case of any Shareholder, (A) Affiliates or officers and directors of any such Shareholder, (B) any individual that is a member of such Shareholder's immediate family (E.G., spouses, parents and children), or any trust established for the benefit of any such member, (y) in the case of any TCW Entity, any TCW Transferee, and (z) in the case of Jackson, any Jackson Transferee.

    "PROPOSED TRANSFEREE" has the meaning set forth in Section 4(b)(i).

    "PROPOSED TRANSFEROR" has the meaning set forth in Section 4(b)(i).

    "PROPOSING HOLDER" means (a) Holders of at least 72% of the outstanding Common Shares or (b) on or after the eighth anniversary of the Closing Date, any Holder who holds Common Shares that Holdings is required to but has failed to redeem pursuant to Section 6.8 of the Securities Purchase Agreement.

    "PUBLIC OFFERING" means a public offering by the Holders of Common Shares or Common Share Equivalents pursuant to a registration statement effective under the Securities Act.

    "PUBLIC SALE" means a sale of Common Shares or Common Share Equivalents to the public in a Public Offering or through a broker pursuant to Rule 144 (or any comparable provision then in effect) under the Securities Act.

    "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

    "SECRETARY" has the meaning set forth in Section 2(a).

    "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.


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

    "SHAREHOLDERS" means the Original Shareholders and their Permitted Transferees.

    "TAG-ALONG NOTICE" has the meaning set forth in Section 4(b)(ii).

    "TAG-ALONG RIGHT" has the meaning set forth in Section 4(b)(i).

    "THIRD PARTY PURCHASER" has the meaning set forth in Section 5(a).

    "TRANSFER" means any sale, assignment, transfer, pledge, hypothecation or other disposition of any nature whatsoever, whether directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, of any Common Shares or Common Share Equivalent.

    "TRIGGERING SHARES" has the meaning set forth in Section 6(a).

    ARTICLE 2.  BOARD OF DIRECTORS.

    (a) ELECTION OF DIRECTORS. Subject to Section 2(d), each Holder (other than Holders of Class B Common Shares) agrees that from and after the Closing Date and for a period of ten years thereafter it will vote, or cause to be voted, all Common Shares (other than Class B Common Shares) now owned or hereafter acquired by it so as to elect (or remove, as applicable) certain members of a Board of Directors of Holdings as follows:

         (i) for so long as TCW or its Permitted Transferees collectively holds 100,000 or more Common Shares, two designees of TCW, who shall initially be Frank J. Pados, Jr. and Thomas L. Ferguson; and

         (ii) for so long as the Jordan Group or its Permitted Transferees collectively holds any Common Shares, three designees of Jordan, who shall initially be John W. Jordan II, Thomas H. Quinn and Adam E. Max.

To effectuate this Agreement, the Secretary of Holdings, or if there is no Secretary, such other officer of Holdings as the Board of Directors may appoint to fulfill the duties of the Secretary (either such person, the "SECRETARY"), shall not record any vote contrary to the terms of this Agreement without the written consent of all parties hereto.

    (b) REMOVAL. If any Holders with a right to designate one or more directors pursuant to Section 2(a) shall notify the other Holders of their desire to remove any director of Holdings previously designated by such Holders, each Holder (other than Holders of Class B Common Shares) agrees that it will vote all of the Common Shares owned or held of record by it so as to remove such director.

    (c) SUCCESSORS. If any director previously designated by any Holders with a right to designate one or more directors pursuant to Section 2(a) ceases to serve on the Board of Directors (whether by reason of death, resignation, removal or otherwise), the Holders who designated such director shall be entitled to designate a successor director to fill the vacancy created thereby. Each Holder (other than Holders of Class B Common Shares) agrees that it will vote all of the Common Shares owned or held of record by it so as to elect such designee as a director.

    (d) DIRECTORS OTHER THAN NOMINEES. At any time that any Holder's right to designate one or more directors terminates, the Secretary shall call a special meeting of the shareholders of Holdings for the purpose of electing a director to replace such directors, such special meeting to be held not more than 90 days from the date upon which such right terminated. Such director, as well as any directors to be elected in addition to the designees, shall be elected by the shareholders of Holdings in accordance with Holdings' charter and by-laws.

    (e) PROXY. For so long as this Agreement is in effect, (i) if any Holder (other than a Holder of Class B Common Shares) fails or refuses to vote that Holder's Common Shares as provided in this Article 2, without further action by such Holder, each Holder willing so to vote such Common Shares shall have an irrevocable proxy so to vote those Common Shares in accordance with this Agreement, and each Holder (other than Holders of Class B Common Shares) hereby grants to the other Holders such irrevocable proxy and (ii) Holdings hereby grants to TCW an irrevocable proxy to vote the common stock of the Company upon the occurrence of a Triggering Event and so long as Trustee (as defined in the Pledge Agreement) has not exercised its rights to vote the common stock of the Company pursuant to Section 1 of the Pledge Agreement. It is hereby acknowledged that, upon exercise by the Trustee of such rights, TCW shall have no rights pursuant to the foregoing proxy until such time as the Trust shall no longer be entitled to vote such shares of common stock pursuant to Section 1 of the Pledge Agreement.

    (f) COMPANY BOARD. Prior to the occurrence and continuance of a Triggering Event, Holdings, as the sole shareholder of the Company, and the Company shall take all action necessary such that the Board of Directors of the Company shall at all such times consist only of the nominees designated pursuant to this Article 2. Upon the occurrence and during the continuance of a Triggering Event, Holdings, as sole shareholder of the Company, and the Company shall take all action necessary such that the Board of Directors of the Company shall at all such times consist solely of directors designated by TCW, subject to the rights of the Trustee (as defined in the Pledge Agreement), to vote common stock of the Company pursuant to Section 1 of the Pledge Agreement. It is hereby acknowledged that, upon exercise by the Trustee of such rights, TCW shall have no further rights to designate directors of the Company pursuant to this Section 2 (f) until such time as the Trustee shall no longer be entitled to vote such shares of common stock pursuant to Section 1 of the Pledge Agreement.

    ARTICLE 3.  CERTAIN CORPORATE ACTIONS.

    (a)  SUPERMAJORITY VOTING REQUIREMENTS.  Upon the occurrence of a
Triggering Event, unless TCW controls the Board of Directors, no Holder shall cause or permit Holdings to take any of the following actions without the affirmative vote or consent of 60% of the outstanding Commons Shares (other than the Class B Common Shares):

         (i) (A) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself, (B) convey, sell, lease, transfer or otherwise dispose of in a transaction or related series of transactions 25% (determined on the basis of fair market value) or more of the property, business or assets of Holdings and its Subsidiaries or (C) acquire by purchase or otherwise the business or any assets of, or stock or other evidences of beneficial ownership of, any Person with a purchase price in excess of 20% of the then net worth of Holdings and its Subsidiaries (determined on the basis of fair market value); PROVIDED, that the foregoing affirmative vote or consent shall not be required for any of the following transactions: (x) the merger or consolidation of any Subsidiary of Holdings with or into Holdings or with or into any one or more wholly owned Subsidiaries of Holdings; or (y) the sale, lease, transfer or other disposition by any Subsidiary of Holdings of any or all of its respective assets (upon voluntary liquidation or otherwise) to any one or more wholly-owned Subsidiaries of Holdings or to Holdings;

         (ii) issue any equity securities of Holdings or any of its Subsidiaries except (A) the payment of in-kind dividends on the Seller Preferred Stock, the Junior Preferred Shares or the Jordan Junior Preferred Stock, (B) the issuance of securities pursuant to a permitted Stock Option Plan and (C) the issuance of Class A Common Shares or Class B Common Shares in connection with a conversion of Class A Common Shares, Class B Common Shares, Class C Common Shares or Class D Common Shares;

         (iii) repurchase or redeem any Common Shares from any Holder which repurchase or redemption is not pro rata among all Holders (except repurchases and redemptions pursuant to the Securities Purchase Agreement);

         (iv) substantially alter or modify the business of Holdings or any of its Subsidiaries; or

         (v) approve a recapitalization of Holdings and its Subsidiaries involving a distribution to its shareholders of 20% or more of the net worth of Holdings and its Subsidiaries determined on the basis of fair market value.

    (b) TCW CONCURRENCE RIGHTS. From and after the Closing Date, no Holder shall cause Holdings or any of its Subsidiaries to take any of the following actions without the affirmative vote or consent of a director designated by TCW:

         (i) make any amendment to the certificate of incorporation or by-laws of Holdings which would be materially adverse to the TCW Entities and their Permitted Transferees (solely in their capacity as Holders);

         (ii) delegate any authority of the Board of Directors to any committee or member thereof; or

         (iii) enter into any transaction other than the transactions contemplated by the Ancillary Agreements with any Affiliate or associate of Jordan except transactions entered into in the ordinary course of business in good faith and on fair and reasonable terms no less favorable to Holdings than Holdings would be able to obtain in a comparable arm's-length transaction with a Person not an Affiliate or associate of Jordan. For purposes of this clause (iii), transactions with Affiliates and associates shall include any transactions involving the sale of Holdings by way of merger or otherwise or any recapitalization of Holdings, in each case in which any Affiliate or associate of Jordan has a continuing equity interest or Holdings has borrowed money from any Affiliate or associate unless the relative interests prior to such transaction of the TCW Entities (and their Permitted Transferees) and Jordan (and its Permitted Transferees) remain the same after consummation of such transaction;

PROVIDED that, if Holders are no longer required to vote for the election of at least one director designated by TCW pursuant to Section 2(a)(i), the consent or affirmative vote of such designee of TCW shall not be required pursuant to this
Section 3(b).

    (c) The provisions set forth in Sections 3(a) and (b) shall be set forth in the by-laws of Holdings and no Holder shall take any action to amend the applicable provisions of the by-laws without the approval of the requisite parties required to take the actions enumerated in such Sections.

    ARTICLE 4.  RESTRICTIONS ON TRANSFER.

    (a) GENERAL RESTRICTIONS. Notwithstanding any other provision of this Agreement or in the Securities Purchase Agreement, no Holder shall effect a Transfer to any Person (other than a transfer in a Public Sale) unless simultaneously with such Transfer such Person executes a counterpart of this Agreement in accordance with Section 9(f) pursuant to which such Person agrees to be bound by all of the provisions of this Agreement.

    (b) TAG-ALONG RIGHTS. (i) Subject to Section 4(e), in the event that any Shareholder(s) (collectively, the "PROPOSED TRANSFEROR"), propose to Transfer any Common Shares to any Person or group of Persons (the "PROPOSED TRANSFEREE") in any transaction each other Shareholder (each, an "OFFEREE") shall have the right (the "TAG-ALONG RIGHT") to require the Proposed Transferee to purchase from it up to the number of whole Common Shares to equal the number derived by multiplying (A) the aggregate number of Common Shares to be acquired by the Proposed Transferee in the Transfer by (B) a fraction, the numerator of which is the aggregate number of Common Shares such Offeree desires to include in the Transfer, and the denominator of which is the aggregate number of Common Shares owned by the Proposed Transferor plus the aggregate number of Common Shares that all Offerees desire to include in the Transfer. The Proposed Transferor shall notify all Offerees in writing of each such proposed transfer. Such notice shall set forth: (w) the number of Common Shares proposed to be transferred, (x) the name and address of the Proposed Transferee, (y) the proposed amount of consideration and terms and conditions of payment offered by the Proposed Transferee and (z) that the Proposed Transferee has been informed of the Tag-Along Right provided for in this Section 4(b) and has agreed to purchase Common Shares in accordance with the terms hereof.

         (ii) The Tag-Along Right may be exercised by an Offeree by delivery of a written notice to the Proposed Transferor (the "TAG-ALONG NOTICE") within 15 days following its receipt of the notice specified in Section 4(b)(i). The Tag-Along Notice shall state the number of Common Shares that such Offeree proposes to include in such Transfer to the Proposed Transferee determined as aforesaid. In the event that the Proposed Transferee does not purchase Common Shares from an Offeree at the same price and on the same terms and conditions as purchases from the Proposed Transferor, then the Proposed Transferor shall not be permitted to Transfer any Common Shares to the Proposed Transferee in the proposed Transfer. If no Tag-Along Notice is received during the 15-day period referred to above, the Proposed Transferor shall have the right, for a 60-day period after the expiration of the 15-day period referred to above, to transfer to the Proposed Transferee the Common Shares proposed to be transferred on terms and conditions no more favorable to the Proposed Transferor than those stated in the notice specified in Section 4(b)(i). Any Common Shares which continue to be held by the Proposed Transferor after such 60-day period shall again be subject to the provisions of this Section 4(b).

         (iii) Each Offeree shall have Tag-Along Rights with respect to all Common Shares acquired by it, other than Public Common Shares. The Shareholders hold all of their Common Shares subject to the Tag-Along Rights, other than Common Shares that have been effectively sold to the public as described in the immediately preceding sentence.

         (iv)  Any Common Shares purchased from an Offeree pursuant to this
Section 4(b) shall be paid for at the same price per share and upon the same terms and conditions as the transfer by the Proposed Transferor.

    (c) COMPLIANCE WITH SECTIONS 4(A) AND 4(B). Any Person desiring to effect a Transfer of Common Shares or any interest therein shall be bound by any and all of the provisions of Sections 4(a) and 4(b) applicable by their terms to such Person and such Transfer, and any Transfer of Common Shares or any interest therein by any such Person must comply with the terms of each such applicable provision. Without limiting the generality of the foregoing, any Person bound by Section 4(b) must deliver to the appropriate parties a Tag-Along Notice, must permit all Persons accepting the offer made in the Tag-Along Notice to include their Common Shares in the Transfer pursuant to Section 4(b).

    (d) EXCLUDED TRANSACTIONS. Anything to the contrary herein notwithstanding, the provisions of Sections 4(b) shall not apply to (i) Transfers by any Shareholder to any of its Permitted Transferees that agree in writing to be bound by this Agreement as a Shareholder with respect to the transferred Common Shares; (ii) any bona fide pledge or hypothecation of Common Shares or any interest therein to financial institutions (including insurance companies) that agree in writing to be bound by this Agreement as a Shareholder with respect to such transferred Common Shares; (iii) Transfers pursuant to a Public Offering and (iv) transfers to another Original Shareholder.

    (e) COSTS. All costs and expenses incurred by any seller (including the Proposed Transferor) in connection with a Transfer under Section 4(b), including without limitation all attorneys' fees, costs and disbursements and any finders' fees or brokerage commissions, shall be allocated PRO RATA among the Shareholders transferring Common Shares in such Transfer, with each bearing that portion of such costs and expenses equal to the aggregate of such costs and expenses multiplied by a fraction, the numerator of which is the amount of the gross proceeds received by such Shareholder from such Transfer, and the denominator of which is the total amount of the gross proceeds received by all Shareholders from such Transfer.

    (f) BENEFIT OF SECTION. Section 4(b) is intended to benefit Shareholders only and Section 4(a) is intended to benefit Holdings and Shareholders only. No Shareholder shall have any obligation whatsoever under Section 4(a) or 4(b) to any Person other than the Shareholders and, as applicable, Holdings.

    ARTICLE 5.  RIGHTS TO COMPEL SALE.

    (a) RIGHTS TO COMPEL SALE. If a Proposing Holder proposes to sell all Common Shares by way of merger with, or stock or asset sale to, any Person (other than an Affiliate of the Proposing Holder) (the "THIRD PARTY PURCHASER"), then (in addition to the right of the remaining Holders to participate in such sale pursuant to Section 4(b)) Proposing Holder may, at its option, require all other Holders to sell (or vote in favor of such transaction, to the extent required) all Common Shares held by them to the Third Party Purchaser for the same consideration per share and otherwise on the same terms and conditions upon which the Proposing Holder sells its Common Shares; provided that no Holder of Class B Common Shares shall be required to accept any consideration other than cash or marketable securities that constitute a legal investment by such Holder under applicable law or regulatory restrictions.

    (b) SALE PROCEDURES. The Proposing Holder shall send written notice of the exercise of its rights pursuant to this Article 5 to each other Holder, setting forth the consideration per share to be paid by the Third Party Purchaser and the other terms and conditions of such transaction. Within 30 days following the date of the notice, each Holder shall deliver (in escrow pending delivery of consideration) to a representative of the Proposing Holder designated in the certificates representing all Common Shares held by such Holder, duly endorsed, together with all other documents required to be executed in connection with such transactions. In the event that a Holder shall fail to deliver such certificates to the Proposing Holder, Holdings shall cause the books and records of Holdings to show that such shares are bound by the provisions of this Article 5 and that such shares shall be transferred only to the Third Party Purchaser upon surrender for transfer by the Holder thereof.

    (c)  RETURN OF CERTIFICATES.  If, within 120 days after the Proposing
Holder gives such notice, it has not completed the sale of all the Common Shares of the Holders in accordance herewith, the Proposing Holder shall return to each Holder all certificates representing Common Shares that such Holder delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in the Agreement with respect to Common Shares owned by the Proposing Holder shall again be in effect.

    (d) PAYMENT OF SALES PRICE. Promptly (but in no event later than the day of receipt) after the consummation of the sale of Common Shares of the Proposing Holder and other Holders


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

pursuant to this Article 5, the Proposing Holder shall give notice thereof to each Holder, shall remit to each Holder the total sales price of the Common Shares of such Holder sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Holder.

    (e) PROXY. For so long as this Agreement is in effect, if any Holder fails or refuses to vote that Holder's Common Shares as provided in this Article 5, without further action by such Holder, each Holder willing so to vote such Common Shares shall have an irrevocable proxy so to vote those Common Shares in accordance with this Article 5, and each Holder hereby grants to the other Holders such irrevocable proxy.

    (f) TERMINATION. The rights to compel a sale of Holdings contained in this Article 5 shall terminate at such time as at least 50% of the aggregate number of all Common Shares outstanding on a fully diluted basis shall have been effectively sold to the public in one or more Public Offerings.

    ARTICLE 6.  PREEMPTIVE RIGHTS.

    (a) If Holdings shall propose to issue Common Shares or Common Share Equivalents ("TRIGGERING SHARES"), other than as described in Section 6(b), Holdings shall give each Shareholder 30 days' prior written notice thereof and each Shareholder shall have the right, by written notice to Holdings no later than the scheduled date of such issuance (as set forth in such notice), to purchase at a price per share equal to the price per share paid by all other Persons acquiring Triggering Shares, up to the number of Triggering Shares that would result in such Shareholder holding in the aggregate, after the issuance of all such Triggering Shares, the same proportionate interest in the fully diluted common equity of Holdings as it held immediately prior to the issuance of such Triggering Shares; PROVIDED that, if such Triggering Shares are issued as a unit with debt or other securities or Holdings that do not constitute common equity ("NON-TRIGGERING SECURITIES"), such Shareholder shall, in conjunction with the purchase of Triggering Shares pursuant to this Section 6(a), purchase a proportionate principal amount, or number of shares, as applicable, of such Non-Triggering Securities. For purposes of this Section 6(a), the per share purchase price of Triggering Shares (or Non-Triggering Securities) issued for consideration other than cash shall be (x) the aggregate fair market value of such non-cash consideration, as determined in good faith by resolution of a majority of the Board of Directors (including one disinterested member voting in the affirmative), divided by (y) the aggregate number of Triggering Shares (or Non-Triggering Securities, as applicable) issued for such non-cash consideration.

    (b) Anything to the contrary herein notwithstanding, no Shareholder shall have a right to purchase Triggering Shares pursuant to Section 6(a) by reason of the issuance of Triggering Shares (x) pursuant to a Permitted Stock Option Plan,
(y) in connection with any merger or consolidation (other than a merger or consolidation with a Shareholder or an Affiliate of a Shareholder), or (z) to acquire, directly or indirectly, all or a portion of the outstanding capital stock or assets of another Person (other than any Shareholder or any Affiliate of a Shareholder).

    ARTICLE 7.  RESTRICTION LEGENDS.

    Each Holder agrees that substantially the following legends shall be placed on the certificates representing any Common Shares held by such Holder (other than Common Shares that have previously been sold in a Public Offering or pursuant to Rule 144 under the Securities Act (or any similar provision then in effect)):

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT DATED AS OF OCTOBER 30, 1991, A COPY WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

    ARTICLE 8.  REPRESENTATIONS AND WARRANTIES.

    (a) REPRESENTATIONS AND WARRANTIES. Each TCW Entity, Jackson, MCIT and Jordan each Permitted Transferee and each other Holder hereby represents, as of the date hereof or, if different, as of the date of such Person's execution of a counterpart of this Agreement, as follows:

         (i) if such Person is a corporation or partnership, that it is duly incorporated or formed, validly existing and in good standing in its jurisdiction of incorporation or formation, with full power to enter into this Agreement and perform its obligations hereunder;

         (ii) such Holder has duly authorized, validly executed and delivered this Agreement, and this Agreement is valid, binding and enforceable against such Holder in accordance with its terms;

         (iii) the execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions, or conditions of any material agreement or instrument to which such Holder is a party or by which it or its assets may be bound, or (y) constitute a violation of any material applicable law, rule or regulation, or of any judgment, order, injunction, award or decree of any court, administrative agency or other governmental authority applicable to such Holder; and

         (iv) such Holder is not a party to any agreement, other than this Agreement and the Securities Purchase Agreement relating to the voting, disposition or redemption of capital stock of Holdings.

    (b) REPRESENTATIONS AND WARRANTIES OF HOLDINGS. Holdings hereby represents and warrants, as of the date hereof, as follows:

         (i) that it is duly incorporated, validly existing and in good standing in its jurisdiction of incorporation, with full power to enter into this Agreement and to perform its obligations hereunder;

         (ii) it has duly and validly executed and delivered this Agreement, and this Agreement is valid, binding and enforceable against it in accordance with its terms;

         (iii) the execution, delivery and performance of this Agreement will not (x) violate, conflict with, or result in the breach, acceleration, default or termination of, or otherwise give any other contracting party the right to terminate, accelerate, modify or cancel any of the terms, provisions or conditions of any agreement or instrument to which it is a party or by which it or its assets may be bound, or (y) constitute a violation of any applicable law, rule or regulation, or of any judgment, order, injunction, award or decree of any court, administrative agency or other governmental authority applicable to it; and

         (iv) Holdings is not a party to any agreement, other than this Agreement and the Securities Purchase Agreement relating to the voting, disposition or redemption of capital stock of Holdings.

    ARTICLE 9.  GENERAL.

    (a) AMENDMENTS; WAIVERS. This Agreement may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

    (b) BEST EFFORTS; FURTHER ASSURANCES. Each party will use its best efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions. Each party shall deliver such further documents and take such other actions as may be necessary or appropriate to consummate or implement the transactions contemplated hereby or to evidence such events or matters; provided that this Section 9(b) shall not require any Shareholder disproportionately to incur any material expense.

    (c) GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective parties.

    (d) NO ASSIGNMENT. Except as set forth in Section 9(f) hereof, neither this Agreement nor any rights or obligations under it are assignable.

    (e)  ENTIRE AGREEMENT.  This Agreement and the Securities Purchase
Agreement together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

    (f) OBLIGATIONS OF TRANSFEREES. If a Holder Transfers any interest in Common Shares to any Person other than pursuant to a Public Sale it shall be a condition to such Transfer that such transferee agree in writing to be bound as a Holder and, in the case of a Permitted Transferee of a Shareholder, as a Shareholder by all of the terms and provisions of this Agreement; provided that any such transferee shall automatically be so bound by the terms hereof, whether or not such transferee shall have so agreed in writing. Any transferee of Common Shares from a Shareholder pursuant to a Transfer that is in whole or in part gratuitous must agree to be bound by this Agreement as a Shareholder with respect to such transferred Common Shares.

    (g) TERMINATION. Unless an Article or Section of this Agreement specifies a different time of termination, the provisions of this Agreement shall terminate in their entirety on the earlier to occur of (i) the tenth anniversary hereof and (ii) such time as at least [50%] of all Common Shares outstanding on a fully diluted basis shall have been effectively sold to the public in one or more Public Offerings.

    (h) ADDITIONAL HOLDERS. Each employee of Holdings or any of its subsidiaries who becomes a holder of Common Shares after the date hereof shall become a party to this Agreement and shall be bound by its terms as a Shareholder. Holdings shall not issue Common Shares to any employee unless the person to whom the Common Shares are to be issued or transferred executes a counterpart of this Agreement.

    (i) RECAPITALIZATION, ETC. In the event that any stock or other securities are issued in respect of, in exchange for, or in substitution of, any Common Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Shares or any other change in Holdings' capital structure, appropriate adjustments shall be made in the percentages specified herein so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

    (j) HEADINGS. The descriptive headings of the Articles and Sections of this Agreement are for convenience only and do not constitute a part of this Agreement.

    (k) COUNTERPARTS. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

    (l) PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

    (m) NOTICES. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism provided that any notice so given is also mailed as provided in clause (c) or (c) mailed by certified or registered mail, postage prepaid, receipt requested, (i) if to an Original Shareholder, at the addresses set forth in Schedule I hereto, (ii) if to any Holder (other than an Original Shareholder) to such address as such Holder shall designate in writing to the other Holders and Holdings and (iii) if to Holdings or FMCAN as follows:

         Fannie May Holdings, Inc.
         c/o Jordan Company
         315 Park Avenue South
         New York, NY 10010

         Attention: Adam E. Max, Vice President

         With a copy to:

         Herbert B. Max
         c/o Spengler Carlson Gubar Brodsky & Frischling
         520 Madison Avenue, 4th Floor
         New York, NY 10022

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 9(m) and an appropriate answerback or confirmation of receipt is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually received at such address.

    (n) REMEDIES; WAIVER. Except to the extent this Section 9(n) is inconsistent with any other provision in this Agreement or applicable law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

    (o) ATTORNEY FEES. In the event of any action for the breach of this Agreement or misrepresentation by any party, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in connection with such action.

    (p) SPECIFIC PERFORMANCE. Holdings, FMCAN and each Holder acknowledge that, in view of the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the non-breaching parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which such non-breaching parties may be entitled at law or in equity.

    (q) SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                             FANNIE MAY HOLDINGS, INC.


                             By:    /s/ Adam E. Max
                                    ------------------------------------------

                             Its:   Vice President
                                    ------------------------------------------

                             ARCHIBALD CANDY CORPORATION


                             By:    /s/ Adam E. Max
                                    ------------------------------------------

                             Its:   Vice President
                                    ------------------------------------------


                             TCW SPECIAL PLACEMENTS FUND III

                             By:  TCW Capital
                             Its: General Partner

                                  By: TCW Asset Management Company
                                  Its: Managing General Partner

                                       By:   /s/ Thomas Ferguson
                                             ---------------------------------
                                       Its:  Vice President
                                             ---------------------------------

                             TCW CAPITAL, as Investment Manager pursuant to an
                                  Investment Management Agreement dated as of June 30, 1989

                             By:   TCW Asset Management Company
                             Its:  Managing General Partner

                                  By: TCW Asset Management Company
                                  Its: General Partner

                                       By:   /s/ Thomas Ferguson
                                             ---------------------------------
                                       Its:  Vice President
                                             ---------------------------------

                             TCW CAPITAL, as Investment Manager pursuant to an
                                  Investment Management Agreement dated as of April 18, 1990

                             By:  TCW Asset Management Company
                             Its: Managing General Partner


                                       By:   /s/ Thomas Ferguson
                                             ---------------------------------
                                       Its:  Vice President
                                             ---------------------------------


                             MEZZANINE CAPITAL

                             By:  TCW Asset Management Company
                             Its: Managing General Partner


                                       By:   /s/ Thomas Ferguson
                                             ---------------------------------
                                       Its:  Vice President
                                             ---------------------------------


                             JACKSON NATIONAL LIFE INSURANCE  COMPANY


                                       By:   /s/ John A. Knutson
                                             ---------------------------------
                                       Its:  Senior Vice President
                                             ---------------------------------


                             MEZZANINE CAPITAL AND INCOME TRUST 2001 PLC


                                       By:   /s/ James Jordan
                                             ---------------------------------
                                       Its:  Director
                                             ---------------------------------

         IN WITNESS WHEREOF, the undersigned have executed this Shareholder's Agreement as of the date and year first above written.

                             LEUCADIA INVESTORS, INC.


                             By:  /s/ Ruth Keindworth
                                  --------------------------------------------
                             Its: Vice President
                                  --------------------------------------------


                             THE JOHN W. JORDAN II REVOCABLE TRUST

                             By:  /s/ John W. Jordon II
                                  --------------------------------------------
                                  Trustee


                             THE JW/JENN TRUST

                             By:  /s/ John W. Jordon II
                                  --------------------------------------------
                                  TRUSTEE

                             /s/ David W. Zalaznick
                             -------------------------------------------------

                             /s/ Johnathan F. Boucher
                             -------------------------------------------------

                             /s/ John R. Lowden
                             -------------------------------------------------

                             /s/ Adam E. Max
                             -------------------------------------------------

                             /s/ John M. Camp
                             -------------------------------------------------

                             /s/ Richard Caputo
                             -------------------------------------------------

                             /s/ James E. Jordan
                             -------------------------------------------------

                             /s/ Paul Rodzevik
                             -------------------------------------------------

                             /s/ Thomas H. Quinn
                             -------------------------------------------------

                                      Schedule I

TCW Special Placements Fund III
c/o Trust Company of the West
Representative Office
200 park Avenue, Suite 2200
New York, New York 10166
   Attn:  Frank J. Pados, Jr.

TCW Capital, as Investment Manager
pursuant to an Investment Management
Agreement dated as of April 18, 1990
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
   Attn:  Frank J. Pados, Jr.

TCW Capital, as Investment Manager
pursuant to an Investment Management
Agreement dated as of June 19, 1989
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
   Attn:  Frank J. Pados, Jr.

Mezzanine Capital
c/o Trust Company of the West
Representative Office
200 Park Avenue, Suite 2200
New York, New York 10166
   Attn:  Frank J. Pados, Jr.

With copy to: O'Melveny & Myers
         555 13th Street, N.W.
         Suite 500-West
         Washington, D.C.  20004-1109
            Attn:  Jeffrey J. Rosen, Esq.

Jackson National Life Insurance
c/o PPM America Inc.
227 West Monroe, Suite 3880
Chicago, Illinois  60606
   Attn:  Bruce Gorchow

Mezzanine Capital & Income Trust 2001 PLC
c/o Jordan/Zalaznick Advisors, Inc.
315 Park Avenue South
New York, New York  10010
   Attn:  James E. Jordan





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